AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") dated as of April 28, 2000, by and among WALLSTREET RACING STABLES, INC., a Colorado corporation ("Wallstreet"), WRS MERGER CORP., a Colorado corporation and a wholly-owned subsidiary of Wallstreet ("Merger Sub"), the undersigned individuals or entities who are the principal shareholders of Wallstreet ("Wallstreet Principal Shareholders"), PIPELINE TECHNOLOGIES, INC., a Florida corporation ("Pipe") and the undersigned individuals or entities who are the principal shareholders of Pipe ("Pipe Shareholders").

                                    RECITALS:

     The  parties  intend  that,  subject  to the terms and  conditions  of this
Agreement:

     Merger Sub will merge with and into Pipe in a statutory merger, with Pipe to be the corporation surviving the Merger (as defined below), all pursuant to the terms and conditions of this Agreement and a Plan of Merger in the form of Exhibit A attached hereto ("the Plan of Merger"), and the applicable provisions of the laws of the State of Colorado and Florida.

     Upon the effectiveness of the Merger, all of the outstanding capital stock of Pipe will be converted into shares of Wallstreet Common Stock, as provided in this Agreement and the Plan of Merger. This Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code.

     Contemporaneously with the effectiveness of the Merger, Wallstreet will close a private placement of Wallstreet Common Stock, intending to issue at least 1,000,000 shares and up to 3,000,000 shares at $2.00 per share (the "Private Placement").

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1  The Merger.
     -----------
     At the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Pipe (Merger Sub and Pipe are sometimes referred to herein as the "Constituent Corporations"), the separate corporate existence of Merger Sub shall cease and Pipe shall continue as the surviving corporation under the corporate name "Pipeline" (the "Surviving Corporation") all upon the terms and subject to the conditions provided for in this Agreement and pursuant to the Florida Business Corporate Code ("FBCC") and the Colorado Business Corporation Act (the "CBCA"). For federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

1.2  Closing and Effective Time.
     ---------------------------
     Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of the State of Florida and the Secretary of State of the State of Colorado or at such later time on the Closing Date as is provided in the Certificate of Merger (the "Effective Time"). As a result of the Merger, Pipe shall become a wholly-owned subsidiary of Wallstreet.

1.3  Effects of the Merger.
     ----------------------
     The Merger shall have the effects specified in the FBCC and the CBCA and, at after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as though they were of the Constituent Corporations; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

1.4  Certificate of Incorporation, By-Laws and Directors and Officers.
     -----------------------------------------------------------------
     The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be and remain the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions therein and as provided by the FBCC. The By-Laws of the Surviving Corporation in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with its terms. The initial directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.

1.5  Issuance and Cancellation of Shares in the Merger.
     --------------------------------------------------
     At the Closing, Wallstreet shall issue an aggregate of 11,453,425 shares of its Common Stock (being an aggregate of 92% of the Common Stock of Wallstreet outstanding immediately after the Closing) to the shareholders of Pipe and certain new investors (the "New Investors"). The precise number of shares to be issued to the Pipe shareholders and the New Investors will be determined prior to the Closing as determined by the Board of Directors of Pipe. Notwithstanding this future allocation, Pipe and the Pipe Shareholders represent to Wallstreet that the Merger will be approved by all shareholders of Pipe. As of the Effective Time, by virtue of the Merger and the foregoing share issuance and without any additional action on the part of Merger Sub, Pipe or the holder of any shares of any of them:

          (a)  Capital Stock of Merger Sub.
               ----------------------------
               Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

          (b)  Capital Stock of Pipe.
               ----------------------
               Each issued and outstanding share of the capital stock of Pipe shall be converted into the right to receive shares of Common Stock, par value $.0001 per share, of Wallstreet (the "Merger Shares") with the result that after the Effective Time, Pipe will become a wholly owned subsidiary of Wallstreet. All such converted shares of Pipe shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of Wallstreet.
     ---------------------------------------------
     Wallstreet, Merger Sub and the Wallstreet Principal Shareholders represent and warrant to Pipe as follows:

          (a)  Organization, Standing and Power.
               ---------------------------------
               Wallstreet is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse affect on Wallstreet taken as a whole. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Merger Sub was formed in April 2000, and has conducted no business or operations prior to the date hereof.

          (b)  Capital Structure.
               ------------------
               The authorized capital stock of Wallstreet consists of 15,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 995,958 shares of Wallstreet Common Stock were outstanding; no shares of Wallstreet Common Stock are held by Wallstreet in its treasury, and no shares of Wallstreet Preferred Stock are issued or outstanding. All outstanding shares of Wallstreet Common Stock are, and the Merger Shares to be issued pursuant to this Agreement will be when issued pursuant to the terms of the resolution of the Board of Directors of Wallstreet approving such issuance, validly issued, fully paid and non-assessable and not subject to preemptive rights. All of the issued and outstanding shares of Wallstreet Common Stock were issued in compliance with all Federal and state securities laws. Except for options described in Schedule 2.1(b) hereto, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Wallstreet at any time, or upon the happening of any stated event, any shares of the capital stock of Wallstreet, whether or not presently issued or outstanding. There are a total of two hundred (200) authorized shares of Common Stock without par value per share for Merger Sub, one hundred (100) of which are validly issued, outstanding, fully paid and non-assessable. There are not outstanding options, warrants, rights (including conversion of preemptive rights) or agreements for the purchase or acquisition from Merger Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Merger Sub's capital stock.

          (c)  Certificate of Incorporation, By-Laws, and Minute Books.
               --------------------------------------------------------
               The copies of the Articles of Incorporation and of the By-Laws of Wallstreet as well as the Articles of Incorporation and By-laws of Merger Sub which have been delivered to Pipe are true, correct and complete copies thereof. The minute books of Wallstreet and Merger Sub which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Wallstreet and Merger Sub since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

          (d)  Authority.
               ----------
               Both Wallstreet and Merger Sub have all requisite power and authority to enter into and to perform their obligations under this Agreement and all agreements to which Wallstreet or Merger Sub is or will be a party that will be required at the Closing (the "Wallstreet Ancillary Agreements"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Director of Wallstreet and Merger Sub. No other corporate or shareholder proceedings on the part of Wallstreet are necessary to authorize the Merger, or the other transactions contemplated hereby and thereby. This Agreement and the Wallstreet Ancillary Agreement have been duly executed and delivered by Wallstreet and/or Merger Sub and constitute a valid and binding obligation of Wallstreet and Merger Sub enforceable in accordance with its terms, except as to the effect, if any, of
               (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

          (e)  Conflict with Other Agreements; Approvals.
               ------------------------------------------
               The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of Wallstreet or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Wallstreet, which Violation would have a material adverse effect on Wallstreet taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to Wallstreet in connection with the execution and delivery of this Agreement by Wallstreet or the consummation by Wallstreet of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Wallstreet, taken as a whole, except for (i) the filing of such documents with, and the obtaining of such orders from, the Securities and Exchange Commission (the "SEC"), the various state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement; and (ii) the filing of Articles of Merger with the Secretary of State of Colorado and New York, respectively and the Certificate of Merger.

          (f)  SEC Documents.
               --------------
               Wallstreet has furnished Pipe with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Wallstreet with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended, the "Wallstreet SEC Documents") and since that date, Wallstreet has filed with the SEC all documents required to be filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, the Wallstreet SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Wallstreet SEC Documents, and none of the Wallstreet SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Wallstreet included in the Wallstreet SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate and in accordance with the books and records of Wallstreet, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Wallstreet as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          (g)  Books and Records.
               ------------------
               Wallstreet and Merger Sub have made and will make available for inspection by Pipe upon reasonable request all the books of Wallstreet relating to the business of Wallstreet. Such books of Wallstreet have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Pipe by Wallstreet are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

          (h)  Compliance with Laws.
               ---------------------
               Wallstreet and Merger Sub have and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

          (i)  Absence of Certain Changes or Events.
               -------------------------------------
               Except as disclosed in the Wallstreet SEC Documents filed prior to the date of this Agreement or in the audited balance sheets of Wallstreet and the related statements of income, cash flows and changes in shareholders' equity as of and for the period ended June 30, 1999 (the "Wallstreet 1999 Financials"), true and correct copies of which have been delivered to Pipe, or except as contemplated by this Agreement or except as set forth on Schedule 2.1(i) or the Wallstreet Interim Financial Statements (hereinafter defined), since the date of the Wallstreet 1999 Financials, Wallstreet has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Wallstreet; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Wallstreet's capital stock.

          (j)  Liabilities and Obligations.
               ----------------------------
               As of the Closing Date, Wallstreet will not have any liabilities or obligations of any kind or nature at any time existing or asserted, whether fixed, contingent or otherwise.

          (k)  Litigation.
               -----------
               There is no action, proceeding, claim or investigation pending against either Wallstreet or Merger Sub before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to either Wallstreet or Merger Sub, would have a material adverse effect, and no such action, proceeding, claim or investigation has been threatened. There is no reasonable basis for any shareholder or former shareholder of Wallstreet or Merger Sub, or any other person, firm, corporation or entity to assert a claim against Wallstreet or Merger Sub based upon: (a) ownership or rights to ownership of any shares of Wallstreet or Merger Sub's capital stock; (b) any rights as, or to become a holder of securities of Wallstreet or Merger Sub, including any option or preemptive rights or rights to notice or to vote; or (c) any rights under any agreement among Wallstreet or Merger Sub and any of its shareholders or former shareholders or option holders or former option holders.

          (l)  Taxes.
               ------
               Wallstreet has filed or will file within the time prescribed by law and (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law or where the failure to file would have a material adverse effect on Wallstreet; and Wallstreet has paid, or has made adequate provision in the Wallstreet Interim Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies shown due and payable on, and with respect to all periods ending prior to June 30, 1999. Wallstreet knows of (i) no other tax returns or reports which are required to be filed which have not been so filed or where the failure to file would have a material adverse effect on Wallstreet and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

          (m)  Assets.
               -------
               Wallstreet and Merger Sub have good and marketable title to all its real and personal properties and assets reflected in the Wallstreet Interim Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) as otherwise disclosed in the Wallstreet Interim Financial Statements, (ii) the lien of current taxes not yet due and payable, (iii) properties, interests, and assets disposed of by Wallstreet since December 31, 1999 solely in the ordinary course of business consistent with past practice or as disclosed in Schedule 2.1(m) and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

          (n)  Contracts.
               ----------
               All written or oral contracts, agreements, loan agreements, leases, mortgages or commitments ("Contracts"), excluding Contracts involving payments of less than $10,000 over the term thereof, to which Wallstreet is a party or may be bound and which cannot be terminated by Wallstreet without penalty within 30 days after written notice are listed on Schedule 2.1(n). Except as described in Schedule 2.1(n) hereto, all Contracts are valid and in full force and effect on the date hereof, and Wallstreet has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Wallstreet. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 2.1(n) have been delivered to Pipe or made available for inspection. Schedule 2.1(n) identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

          (o)  Benefit Plans.
               --------------
               Wallstreet has complied with all applicable agreements, laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payroll taxes. Wallstreet has withheld and remitted to the proper Governmental Authorities all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Wallstreet has had no labor troubles in the sense that within the last 12 months there have been no strikes, work stoppages, slowdowns, threatened unfair labor practice charges or other material controversies pending or threatened by any of its employees; and Wallstreet has not entered into any collective bargaining agreement and no union represents, or in the past twelve (12) months has demanded or requested to represent or is currently attempting to represent any of the employees of Wallstreet. Except as set forth on
               Schedule 2.1(o), Pipe has not promulgated any policy or entered into any agreement relating to the payment of any medical insurance premium, retirement pay, severance pay, vacation pay or sick leave to any present or former employees of Wallstreet.

               All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plans, arrangements or agreements (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA"), maintained or previously maintained or contributed to or previously contributed to by Wallstreet for the benefit of current or former personnel ("Employee Plans"), by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to the knowledge of Wallstreet, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

               To the knowledge of Wallstreet, and except for matters which would not have a material adverse effect, no employee of Wallstreet is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Wallstreet to any material liability.

          (p)  Licenses, Permits; Intellectual Property
               -----------------------------------------

               (i) Wallstreet owns all right, title or interest in, or has the rights to use, sell or license, all Intellectual Property Rights necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Wallstreet IP Rights"); and such rights to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a material adverse effect, neither the manufacturer, marketing, license, sale or intended use of any product currently licensed or sold by Wallstreet or currently under development by Wallstreet violates any license or agreement between Wallstreet and any third party or infringes on the intellectual property right of any other party; and, except for matters which would not have a material adverse effect, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Wallstreet IP Right, nor is there any basis for any such claim; nor has Wallstreet received any noticed asserting that any Wallstreet IP Right or the proposed use, sale, license, or disposition thereof conflicts or will conflict with the rights of any other third party, nor is there any basis for any such assertion.

               (ii) Wallstreet does not hold or use any patents or use any trade names, trademarks, or servicemarks except Wallstreet Racing Stables.

          (q)  Transactions and Affiliates.
               ----------------------------
               Except as described in Schedule 2.1(q) or the Wallstreet SEC Documents, no director, officer or affiliate (as defined in Rule 405 under the Securities Act) of Wallstreet or any member of his or her immediate family, is a party to any agreement or contract or other business arrangement or relationship of any kind with Wallstreet or any Wallstreet Entity or, except for compensation as an officer or director or for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Wallstreet.

          (r)  Brokerage.
               ----------
               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of Wallstreet.

2.2  Representations and Warranties of Pipe.
     ---------------------------------------
     Pipe and the Pipe Shareholders, as applicable, represent and warrant to Wallstreet as follows:

          (a)  Organization, Standing and Power.
               ---------------------------------
               (i) Pipe is a corporation duly organized, validly existing and in good standing under the laws of the Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdiction where the failure so to qualify would not have a material adverse effect on Pipe.

               (ii) Pipe  does  not  presently  own  or  control,   directly  or
                    indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

          (b)  Capital Structure.
               ------------------
               As of the date hereof, the authorized capital stock of Pipe consists of 10,000 shares of Common Stock, no par value. As of the date of this Agreement, 10,000 shares of Pipe Common Stock were outstanding and no shares of Pipe Common Stock were held by Pipe in treasury. All outstanding shares of Pipe Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights or other restrictions on transfer. Except as disclosed in Schedule 2.2(b), all of the issued and outstanding shares of Pipe Common Stock were issued in compliance with all Federal and state securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Pipe at any time, or upon the happening of any stated event, any shares of the capital stock of Pipe, whether or not presently issued or outstanding.

          (c)  Certificate of Incorporation, By-Laws and Minute Books.
               -------------------------------------------------------
               The copies of the Certificate of Incorporation and of the By-Laws of Pipe which have been delivered to Wallstreet are true, correct and complete copies thereof. The minute books of Pipe which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Pipe since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

          (d)  Authority.
               ----------
               Pipe and each Pipe Shareholder has all requisite power and authority to enter into and to perform its or his obligations under this Agreement and all agreements to which Pipe or such Shareholder is or will be a party that will be required at the Closing (the "Pipe Ancillary Agreements"). The execution and delivery of this Agreement and the Pipe Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Pipe, and no other corporate or shareholder proceedings on the part of Pipe are necessary to authorize the Merger and the other transactions contemplated hereby and thereby, except approval of the Shareholders of Pipe. This Agreement and the Pipe Ancillary Agreements have been duly executed and delivered by Pipe and/or the Shareholders and constitute a valid and binding obligation of Pipe enforceable in accordance with its terms, except as the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

          (e)  Conflict with Agreements; Approvals.
               ------------------------------------
               The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Pipe or, except as set forth on Schedule 2.2(e) hereto, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pipe, or its respective properties or assets, which violation would have a material adverse effect on Pipe. Except as set forth on Schedule 2.2(e) hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Pipe in connection with the execution and delivery of this Agreement by
               Pipe, or the consummation by Pipe of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Pipe except for the filing of the Certificate of Merger with the Secretary of State of Florida and the Secretary of State of Colorado.

          (f)  Financial Statements.
               ---------------------
               Pipe has furnished Wallstreet as Schedule 2.2(f) the unaudited balance sheet as of December 31, 1999 and statements of income, cash flow and shareholders equity for the period then ended (the "Pipe Financial Statements"). The Pipe Financials Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of Pipe and the changes in its financial position at such date and for such period and show all material liabilities, absolute or contingent of Pipe.

          (g)  Books and Records.
               ------------------
               Pipe has made and will make available for inspection by Wallstreet, upon reasonable request, all the books of account, relating to the business of Pipe. Such books of account of Pipe have been maintained in the ordinary course of business. All documents furnished to Wallstreet by Pipe are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

          (h)  Compliance with Laws.
               ---------------------
               Except as disclosed in Schedule 2.2(h), Pipe is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

          (i)  Absence of Certain Changes or Events.
               -------------------------------------
               Except as disclosed in the Pipe Financial Statements, as contemplated by this Agreement, or as set forth on Schedule 2.2(i), since December 31, 1999, except as required by this Agreement, Pipe has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been
               (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Pipe's capital stock.

          (j)  Accounts Receivable.
               --------------------
               The accounts receivable appearing on the current Pipe Balance Sheet and all accounts receivable created since that date represent valid obligations (subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally) owing to Pipe.

          (k)  Inventory.
               ----------
               The values at which the inventories of Pipe as shown on the current Pipe Financial Statements have been determined in accordance with the normal valuation policy of Pipe, consistently applied. All inventory of Pipe, whether reflected in the current Pipe Financial Statements or otherwise, consists of a quality and quantity usable and saleable in the ordinary course of business except for items of obsolete materials and materials of below standard quality, all of which have been written down in the current Pipe Financial Statements to realizable market value or for which reasonably adequate reserves have been provided therein. Except as specifically indicated in the current Pipe Financial Statements, the present quantities of all inventory of Pipe are reasonable and warranted in the present circumstances of the business of Pipe.

          (l)  Liabilities and Obligations.
               ----------------------------
               Except as disclosed in Schedule 2.2(l), Pipe has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Pipe Financial Statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice and in accordance with this Agreement.

          (m)  Litigation.
               -----------
               There is no action, proceeding, claim or investigation pending against Pipe before any federal, state, municipal, foreign or other court or administrative agency, department, board of instrumentality that, if concluded adversely to Pipe would have a material adverse effect, and no such action, proceeding, claim or investigation has been threatened. There is no reasonable basis for any shareholder or former shareholder of Pipe, or any other person, firm, corporation or entity to assert a claim against Pipe based upon: (a) ownership or rights to ownership of any shares of Pipe' capital stock; (b) any rights as, or to become a holder of securities of Pipe, including any option or preemptive rights or rights to notice or to vote; or (c) any rights under any agreement among Pipe and any of its shareholders or former shareholders or option holders or former option holders.

          (n)  Taxes.
               ------
               Pipe has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law; and Pipe has paid, or have made adequate provision in the current Pipe
               Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to all periods ending prior to December 31, 1999. Pipe knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

          (o)  Assets.
               -------
               Except as described in Schedule 2.2(o), Pipe has good and marketable title to all its real and personal property and assets reflected in the Pipe Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by Pipe since December 31, 1999 solely in the ordinary course of business consistent with past practice and (iii) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

          (p)  Contracts.
               ----------
               All contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses (the "Material Contracts"), excluding purchase or sales orders placed in the ordinary course of business and other contracts involving payments of less than $10,000 over the term thereof, to which Pipe is a party or may be bound and which cannot be terminated by Pipe without penalty within 30 days after written notice are listed on Schedule
               2.2(p). Except as described in Schedule 2.2(p) hereto, all Material Contracts are valid and in full force and effect on the date hereof, and Pipe has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Pipe. True and complete copies of all Material Contracts, together with all amendments thereto, disclosed in Schedule 2.2(p) have been delivered to Wallstreet or made available for inspection. Schedule 2.2(p) identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

          (q)  Benefit Plans.
               --------------
               Schedule 2.2(q) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by Pipe (collectively, the "Pipe Employee Benefit Plans"). Pipe has not incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of ERISA; Pipe has not incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and each Pipe Employee Benefit Plan is in compliance with all applicable laws and regulations in all material respects. Pipe has complied with all applicable agreements, laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payroll taxes. Pipe has withheld and remitted to the proper Governmental Authorities all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any Taxes or penalties for failure to comply with any of the foregoing. Pipe has had no labor troubles in the sense that within the last 12 months there have been no strikes, work stoppages, slowdowns, threatened unfair labor practice charges or other material controversies pending or threatened by any of its employees; and Pipe has not entered into any collective bargaining agreement and no union represents, or in the past twelve (12) months has demanded or requested to represent or is currently attempting to represent any of the employees of Pipe. Except as set forth on
               Schedule 2.1(o), Pipe has not promulgated any policy or entered into any agreement relating to the payment of any medical insurance premium, retirement pay, severance pay, vacation pay or sick leave to any present or former employees of Pipe.

               All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plans, arrangements or agreements (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA"), maintained or previously maintained or contributed to or previously contributed to by Pipe for the benefit of current or former personnel ("Employee Plans"), by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to the knowledge of Pipe, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

               To the knowledge of Pipe, and except for matters which would not have a material adverse effect, no employee of Pipe is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Pipe to any material liability.

          (r)  Licenses, Permits; Intellectual Property.
               ------------------------------------------
               (i) Pipe owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Pipe is not in material default, nor has received any notice of any claim of default, with respect to any such authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such authorization or claimed lack of any necessary authorization. Except as described in
                    Schedule 2.2(r), neither the execution or delivery of this Agreement, any Pipe Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any notice or consent under or have any material adverse effect upon any such authorization.

               (ii) Set  forth  in  Schedule  2.2(r)  is a list of the  material domestic and foreign patents, patent applications, patent licenses, software, corporate or other names, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications licensed or owned by Pipe, (collectively the "Intellectual Property").
                    Schedule 2.2(r) sets forth any Intellectual Property licenses from Pipe to third parties. Pipe owns the entire right, title and interest in and to the Intellectual Property and each item constituting part of the Intellectual Property has been, to the extent indicated in Schedule 2.2(r), duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated in Schedule 2.2(r) and, to the knowledge of Pipe, such registrations, filings and issuances remain in full force and effect and there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property.

          (s)  Environmental Matters.
               ----------------------
               Except as set forth on Schedule 2.2(s), Pipe is in compliance with all environmental laws and except as disclosed in Schedule 2.2(s), has no knowledge of any existing or potential claim.

          (t)  Real Property.
               --------------
               (i) Schedule 2.2(t) constitutes a true and complete list of all real property owned or leased by Pipe or to which Pipe may have any ownership or leasehold rights (the "Premises"). With respect to the Premises, all appurtenant rights, privileges and easements belonging or appertaining thereto and all buildings, structures and improvements thereon:

          (w) except for the matter set forth on Schedule 2.2(t) hereto, no person, firm or corporation other than Pipe has any rights, (including rights arising under an installment contract, option to purchase, easement, right of way, or otherwise) with respect to the Premises or any part or parts thereof;

          (x) each of the buildings and other improvements constituting part of the Premises is of reasonably sound structural integrity and is able and adequate for its intended purpose and to conduct Pipe as it is now being conducted.

               (ii) Schedule  2.2(t) contains a list of all real property leases to which Pipe or any Pipe Entity is a party (the "Scheduled Leases"). The Scheduled Leases are (x) in full force and effect and Pipe has not received any notice of default and does not possess any knowledge of or notice of a material event, occurrence, condition or act (including the entering into of this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by Pipe pursuant to the terms of the Scheduled Leases; and (y) all rents and additional rents due to date on each Scheduled Lease have been paid. To the knowledge of Pipe, the property subject to the Scheduled Leases are not subject to any immediate eminent domain proceeding.

               (iii)There are no restrictions  respecting availability of public utilities, including, but not limited to, sewer, gas and electricity and the Premises are served by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent the are due.

          (u)  Transactions and Affiliates.
               ----------------------------
               Except as described in Schedule 2.2(u), no director, officer or affiliate of Pipe or any member of his or her immediate family, is a party to any agreement or contract or other business arrangement or relationship of any kind with Pipe or, except for compensation as an officer or director of Pipe or for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with any Pipe.

          (v)  Certain Proceedings.
               --------------------
               None  of  Pipe,   its  officers,   directors,   shareholders   or
               affiliates:


               (i) has been convicted within 10 years prior to the date hereof of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;

               (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within 5 years prior to the date hereof, permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;

               (iii)is subject to an order of the  Commission  entered  pursuant to section 15(b),  15B(a), or 15B(c) of the Exchange Act, or section 203(e) or (f) of the Investment Advisers Act of 1940;

               (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, a national securities exchange registered under section 6 of the Exchange Act or a national securities association registered under section 15A of the Exchange Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

               (v) is subject to a United States Postal Service false representation order entered under 39 U.S.C.ss. 3005 within 5 years prior to the date hereof, or is subject to a restraining order or preliminary injunction entered under 39 U.S.C.ss. 3007 with respect to conduct alleged to have violated 39 U.S.C.ss.3005.

          (w) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of Pipe.


                                   ARTICLE III

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1  Covenants of Pipe and Wallstreet.
     ---------------------------------
     During the period from the date of this Agreement and continuing until the Effective Time, Pipe, Wallstreet and Merger Sub each agree as to itself and its related entities and subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

          (a)  Ordinary  Course.
               -----------------
          Each party and their respective entities and subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided that Wallstreet may liquidate its remaining assets as contemplated by the disclosure contained in its most recent Form 10-QSB.

          (b)  Dividends; Changes in Stock.
               ----------------------------
          No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
          (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

          (c)  Issuance of Securities.
               -----------------------
          No party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

          (d)  Governing Documents.
               --------------------
          Except for Pipe amendment of its Certificate of Incorporation to increase its authorized Common Stock to 40,000,000, no party shall amend or propose to amend its Certificate of Incorporation or By-laws.

          (e)  No Solicitations.
               -----------------
          No party shall, nor shall any party permit any of its related entities or subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its related entities or subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal. Each party shall promptly advise the other orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for an exchange, consolidation or other business combination involving a party hereto or any related entity or subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or related entity or any of its subsidiaries other than the transactions contemplated by this Agreement.

          (f)  No Acquisitions.
               ---------------
          No party shall, nor shall any party permit any of its related entities or subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and related entities and its subsidiaries taken as a whole.

          (g)  No Dispositions.
               ----------------
          Except for the transfer of assets in the ordinary course of business consistent with prior practice or by Wallstreet as contemplated by
          Section 3.1(a) hereof, no party shall, nor shall any party permit any of its related entities or subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party, its related entities and its subsidiaries taken as a whole.

          (h)  Indebtedness.
               -------------
          No party shall, nor shall any party permit any of its related entities or subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or related entities or any of its subsidiaries or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

          (i)  Compensation.
               -------------
          No party shall grant any increase in the salary or other compensation of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party.

          (j)  No New Severance.
               -----------------
          No party shall take any action to institute any new severance or termination pay practices with respect to any directors or officers or other employees of such party or to increase the benefits payable under its severance or termination pay practices.

          (k)  Benefit Plans.
               --------------
          No party shall adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors or officers or other employees except as otherwise contemplated by this Agreement.

3.2  Other Actions.
     --------------
     No party shall, nor shall any party permit any of its related entities subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Merger set forth in Article V not being satisfied.

3.3  Advice of Changes; Filings.
     ---------------------------
     Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party and its related entities and subsidiaries taken as a whole. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any state or federal governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1  Name Change; License.
     ---------------------
     It is contemplated by the parties that the corporate name of Wallstreet shall be changed contingent upon and concurrent with the Closing Date. Accordingly, as the majority shareholders of Wallstreet after the Closing Date, the Pipe Shareholders agree to cause a meeting of the shareholders of Wallstreet to be held within 12 months of the Closing Date for the purpose of, among other things, proposing to the shareholders a change in the corporate name from that of Wallstreet Racing Stables, Inc. The Pipe Shareholders also agree to vote all of the shares of Wallstreet standing in their name in favor of such name change, and to take any and all additional steps reasonable and prudent for purposes of soliciting approval of the name change. Until the name is formally changed as contemplated herein, Wallstreet shall adopt an assumed name for purposes of conducting business.

     In the interim between the Closing Date and a shareholders' meeting, Wallstreet will grant to the Wallstreet Principal Shareholders and/or their affiliates a permanent, exclusive, royalty-free license to use the name Wallstreet Racing Stables. Such license shall be in a form mutually approved by counsel for Wallstreet and shall not require the payment of any consideration for the license. Following anticipated approval of the corporate name change of Wallstreet, Pipe and Wallstreet agree to cooperate with Wallstreet Principal Shareholders such that the name may be permanently transferred under relevant provisions of Colorado law.

4.2  Shareholder Approval of Pipe.
     -----------------------------
     The Board of Directors of Pipe agrees to submit the proposed Merger to the Shareholders of Pipe for approval within 15 days of the date of this Agreement in accordance with the provisions of the FBCC, and to recommend to the shareholders the approval of the Merger.

4.3  Restricted Wallstreet Shares.

     (a) The Merger Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements based upon representations and warranties made by the Shareholders. Accordingly, the Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws and Shareholders will not be able to transfer such Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Shares shall contain a legend to the foregoing effect and the Shareholders shall deliver at Closing an Investment Letter in substantially the form of Exhibit 4.3 hereto acknowledging the fact that the Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.4  Access to Information.
     ----------------------
     Upon reasonable notice, Wallstreet and Pipe shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. During such period, each of Wallstreet and Pipe shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.5  Legal Conditions to Merger.
     ---------------------------
     Each of Wallstreet, Pipe and Merger Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their related entities or subsidiaries in connection with the Merger. Each party will, and will cause its related entities or subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Wallstreet, Pipe or Merger Sub or any of their related entities or subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

4.6  Antidilution Provisions.
     ------------------------
     The Pipe Shareholders, as the majority shareholders of Wallstreet following the Closing, and Wallstreet each agree that for a period of one year following the Effective Date, and without the advance written approval of the Wallstreet Principal Shareholders, Wallstreet shall not issue shares of its Common Stock or securities convertible into Common Stock with an issue price or a conversion price less than $6.00 per share, which issuance shall cause the shareholders of Wallstreet prior to the Closing to own less than 5% of the issued and outstanding Common Stock on a fully diluted basis. In the event Wallstreet shall issue securities in violation of this provision, shareholders owning stock prior to the Closing shall be issued warrants entitling them to purchase Common Stock in an amount necessary to maintain 5% of the Common Stock of the Company on a fully diluted basis at the same price as the securities issued in violation of this covenant.

4.7  Wallstreet Board of Directors and Officers.
     -------------------------------------------
     All of the officers and directors of Wallstreet shall resign as of the Closing Date, except Ray McElhaney who shall appoint Timothy J. Murtaugh and Noel Cullison to the Board of Directors and shall then immediately resign.

4.8  Additional Earnest Money: Expenses.
     -----------------------------------
     Contemporaneously with the execution of this Agreement, Pipe shall pay to Wallstreet the amount of $10,000, and an additional $75,000 within three days prior to the Closing, each payment in cash or collectible funds. Each payment shall be utilized by Wallstreet to defray expenses of the Merger and for general and administrative expenses. The $75,000 shall be fully refundable to Pipe in the Closing does not occur for any reason; the $10,000 shall be nonrefundable in any event. Subject to the foregoing and
     Section 6.3 and 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

4.9  Subsequent SEC Filings.
     ----------------------
     After the Closing Date, the following documents shall be filed by Wallstreet with the SEC and/or the National Association of Securities Dealers, Inc.:

          (a) Within the time required by the Rules of the Commission, file a current report on Form 8-K containing the information required in such rules of form;

          (b) Within seventy-five (75) days following the Closing Date, Wallstreet shall file under cover of Form 8-K, audited financial statements of Pipe, proforma financial information and other disclosures as required by Form 8-K of the Exchange Act and Regulation S-B of the 1933 Act;

          (c) Wallstreet will make its reasonable best efforts to comply with the initial listing requirements imposed by the Nasdaq Stock Market and, provided that Wallstreet meets such criteria or believes in its sole discretion that an exception from one or more criteria is likely, Wallstreet shall file within ninety (90) days of the Closing Date an application for listing of its Common Stock on the Nasdaq Small Cap Market, pay the applicable fees, and file such other documents which may be requested by Nasdaq and use its best efforts to obtain such listing;

          (d) Wallstreet shall cause to be filed such other reports as may be required to be filed with the SEC or the Nasdaq Stock Market by Sections 13 or 15(d) of the Exchange Act or necessary to maintain listing of the Common Stock on Nasdaq.

4.10 Purchase Option.
     ---------------
     (i) Beginning  with the Effective  Date and  continuing for a period of six
     (6) months thereafter, Wallstreet shall and hereby does grant the Wallstreet Principal Shareholders and/or their affiliates an irrevocable option to acquire any or all of the assets owned by Wallstreet prior to the Closing Date. The exercise price for the option shall be a price to be negotiated at the time of exercise, but not more than the fair market value of such asset at that time. The option shall be exercisable by any one or more of the Wallstreet Principal Shareholders as to some or all of the assets on one occasion only. In order to exercise the option, the Wallstreet Principal Shareholders shall give written notice of their desire to Wallstreet, following which a closing shall be held within thirty (30) days. The purchase price for exercise of the option shall be payable in cash, assumption of liabilities and/or other consideration to be agreed by the parties on the date of closing.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.1  Conditions to Each Party's Obligation To Effect the Exchange.
     -------------------------------------------------------------
     The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Necessary Approvals.
               --------------------
               All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on Wallstreet and its subsidiaries and related entities, taken as a whole, shall have been filed, occurred or been obtained. Wallstreet shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Merger Shares and to consummate the Merger.

          (b)  Asset Agreement.
               ----------------
               The Wallstreet Principal Shareholders shall have assumed the Pre-Closing Liabilities and as of the Effective Time, Wallstreet shall have no liabilities or obligations of any kind other than those arising from this Agreement or the Merger.

5.2  Conditions of Obligations of Wallstreet.
     -----------------------------------------
     The obligations of Wallstreet and Merge Sub to effect the Merger are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by Wallstreet:

          (a)  Representations and Warranties.
               -------------------------------
               The representations and warranties of Pipe set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Wallstreet shall have received a certificate signed on behalf of Pipe by the President of Pipe to such effect.

          (b)  Performance of Obligations of Pipe.
               -----------------------------------
               Pipe shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Wallstreet shall have received a certificate signed on behalf of Pipe by the President to such effect.

          (c)  Opinion of Counsel for Pipe.
               ---------------------------
               Wallstreet shall have received an opinion dated the Closing Date of Underberg & Kessler, LLP, counsel for Pipe, in form and substance reasonably satisfactory to Wallstreet and its counsel relating to such matters as are customarily delivered in connection with a Merger transaction, including an opinion that the Merger has been approved by all requisite action of Pipe and its shareholders and that the Merger Shares will be issued in accordance with all applicable securities laws.

          (d) Closing Documents.
               -----------------
               Wallstreet shall have received such certificates and other closing documents as counsel for Wallstreet shall reasonably request.

          (e)  Consents.
               ---------
          Pipe shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Wallstreet, individually or in the aggregate, have a material adverse effect on Pipe and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. Pipe shall also have received the approval of its shareholders in accordance with applicable law.

          (f)  Pipe Review.
               ------------
          Wallstreet shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Pipe and shall not have determined that any of the representations or warranties of Pipe contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Pipe is otherwise in violation of any of the provisions of this Agreement.

          (g)  Pending Litigation.
               -------------------
          There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Wallstreet, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Pipe, the consequences of which, in the judgment of Wallstreet, could be materially adverse to Pipe.

         (h) New Financing. Wallstreet shall have received evidence satisfactory in its sole discretion that Pipe has received financing in an amount not less than $2,000,000 (two million dollars) to be used for repayment of existing debt and working capital.

5.3  Conditions of Obligations of Pipe.
     ----------------------------------
     The   obligation  of  Pipe  to  effect  the  Exchange  is  subject  to  the satisfaction of the following conditions unless waived by Pipe:

          (a)  Representations and Warranties.
               -------------------------------
               The representations and warranties of Wallstreet set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Pipe shall have received a certificate signed on behalf of Wallstreet by the Chief Executive Officer to such effect.

          (b)  Performance of Obligations of Wallstreet and Merger Sub.
               --------------------------------------------------------
               Wallstreet and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Pipe shall have received a certificate signed on behalf of Wallstreet by the Chief Executive Officer to such effect.

          (c)  Opinion of Counsel for Wallstreet.
               ----------------------------------
               Pipe shall have received an opinion dated the Closing Date of Overton, Babiarz & Associates, P.C., counsel for Wallstreet, in form and substance reasonably satisfactory to Pipe and its counsel relating to such matters as are customarily delivered in connection with a Merger transaction.

          (d)  Closing Documents.
               ------------------
               Pipe shall have received such certificates and other closing documents as counsel for Pipe shall reasonably request.

          (e)  Consents.
               ---------
               Wallstreet and Merger Sub shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Pipe, individually or in the aggregate, have a material adverse effect on either Wallstreet or Merger Sub taken as a whole, upon the consummation of the transactions contemplated hereby.

          (f)  Pipe Review.
               ------------
               Pipe shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Wallstreet and Merger Sub and shall not have determined that any of the representations or warranties of Wallstreet and Merger Sub contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Wallstreet is otherwise in violation of any of the provisions of this Agreement.

          (g)  Pending Litigation.
               -------------------
               There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Pipe, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Wallstreet or Merger sub, the consequences of which, in the judgment of Pipe, could be materially adverse to Wallstreet or Merger Sub.

          (h)  No Convertible Securities Outstanding.
               --------------------------------------
               Wallstreet  shall have  secured  the  cancellation,  on terms and conditions reasonably satisfactory to Pipe, of all outstanding stock purchase warrants, and except as listed in Schedule 2.1(b), no options, rights, convertible securities or other instruments exercisable for equity securities of Wallstreet shall be outstanding.

          (i)  Resignation of Directors.
               -------------------------
               Each director of Wallstreet shall have delivered his written resignation as a director of Wallstreet effective as of the Closing Date of the Merger in accordance with Section 4.7.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1  Indemnification Obligations of Wallstreet Shareholders.
     --------------------------------------------------------
     From and after the Effective Time, the Wallstreet Principal Shareholders, jointly and severally, shall reimburse, indemnify and hold harmless Wallstreet and Pipe and their directors, officers, shareholders, employees, representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as "Pipe Indemnified Party") against and in respect of:

     (a) Any and all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Pipe Indemnified Party because of or that result from, relate to or arise out of:

          (i) any asset of Wallstreet or any Assumed Liability of Wallstreet which were transferred or assumed by the Wallstreet Principal Shareholders; or

          (ii) the business, operations or assets of Wallstreet prior to the Effective Time or the actions or omissions of any officers, director, shareholder, employee or agent of Wallstreet prior to the Effective Time irrespective of the date that any claim, suit or other cause of action related to any of the foregoing is filed or otherwise instituted against Wallstreet or any Pipe Indemnified Party; and

     (b) Any and all actions, suits, claims or legal, administrative, arbitration, governmental or other procedures or investigation against any Pipe Indemnified Party that relate to the business, operations or assets of Wallstreet in which the event giving rise thereto occurred prior to the Effective Time or which results from or arises out of any action or inaction prior to the Effective Time of Wallstreet or any director, officer, employee, agent or representative of Wallstreet; and

     (c) Any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1

6.2  Indemnification Obligations of Pipe and Wallstreet.
     ---------------------------------------------------
     From and after the Effective Time, Pipe and Wallstreet jointly and severally shall reimburse, indemnify and hold harmless the Wallstreet
     Principal Shareholders and their representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as a "Wallstreet Shareholder Indemnified Party") against and in respect of:

     (a) Any and all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Wallstreet Shareholder Indemnified Party because of or that result from, relate to or arise out of the business, operations or assets of Wallstreet or Pipe after the Effective Time or the actions or omissions of any officer, director, shareholder, employee or agent of Wallstreet or Pipe after the Effective Time; and

     (b) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Wallstreet Shareholder Indemnified Party that relate to the business, operations or assets of Wallstreet or Pipe in which the event giving rise thereto occurred after the Effective Time or which results from or arises out of any action or inaction after the Effective Time of Wallstreet or Pipe or any director, officer, employee, agent, representative of Wallstreet or Pipe after the Effective Time; and

     (c) A breach of any representation or warranty by Pipe or any Pipe entity contained herein, which breach is discovered within 2 years of the date hereof; and

     (d) Any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.2.

6.3  Payment of Indemnification Obligations.
     ---------------------------------------
     Each party agrees to pay promptly to any other indemnified party the amount of all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses, claims and other obligations to which the indemnity set forth in Section 6.1 or 6.2 relates. If all or part of any such obligation is not paid when due, then the indemnifying party shall also pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be four percentage points in excess of the "prime rate" identified in The Wall
     Street Journal as the base rate on corporate loans at large U.S. money center commercial banks.

6.4  Other Remedies.
     --------------
     The indemnification rights of any indemnified party under this Article VI are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

7.1  Termination.
     ------------
     This Agreement may be terminated at any time prior to the Effective Time:

     (a)  by mutual consent of Wallstreet and Pipe;

     (b) by either Wallstreet or Pipe if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

     (c) by either Wallstreet or Pipe if the Exchange shall not have been consummated before May 15, 2000.

7.2  Effect of Termination.
     ----------------------
     In the event of termination of this Agreement by either Pipe or Wallstreet as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. Except as provided in Section 6.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.3  Amendment.
     ----------
     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4  Extension; Waiver.
     ------------------
     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1  Nonsurvival of Representations, Warranties and Agreements.
     ----------------------------------------------------------
     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the representations and warranties contained in the agreements contained in Article II and Sections 4.1, 4.2, 4.3, 4.6, 4.8, 4.9, 4.10, 6.1, 6.2, 6.3, , 7.2 and 8.1.

8.2  Notices.
     --------
     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Wallstreet to

                              Wallstreet Racing Stables, Inc.
                              5525 Erindale Drive, Suite 201
                              Colorado Springs, CO   80918
                              Attention:  Raymond E. McElhaney, President

                              Facsimile No.: (719) 260-8516

                      with a copy to

                              Overton, Babiarz & Associates, P.C.
                              7720 East Belleview, Suite 200
                              Englewood, CO   80111
                              Attention:  David Babiarz, Esq.

                              Facsimile No.:  (303) 779-6006
                      and

          (b)  if to Pipe, to

                              Pipeline Technologies, Inc.
                              1001 Kings Avenue
                              Jacksonville, FL 32207

                              Attention: Timothy J. Murtaugh, CEO
                              Facsimile No.: (904) 399-4088

          with a copy to

                              Underberg & Kessler, LLP
                              1800 Chase Square
                              Rochester, NY 14604

                              Attention:  Stephen R. Gersz, Esq.

                              Facsimile No.: (716) 258-282

8.3  Interpretation.
     ---------------
     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

8.4  Counterparts.
     -------------
     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.5  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.
     --------------------------------------------------------------------
     This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Wallstreet Acquisition subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.6  Governing Law.
     --------------
     This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

8.7  No Remedy in Certain Circumstances.
     ----------------------------------
     Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

8.8  Publicity.
     ---------
     Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

8.9  Assignment.
     -----------
     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Wallstreet or Pipe may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                  WALLSTREET RACING STABLES, INC.


                                  By:   /s/ Raymond E. McElhaney
                                        ---------------------------------
                                        Raymond E. McElhaney, President


                                  WRS MERGER CORP.


                                  By:   /s/ Raymond E. McElhaney
                                        ---------------------------------
                                        Raymond E. McElhaney, President

                                  PIPELINE TECHNOLOGIES, INC.


                                  /s/ Timothy J.  Murtaugh
                                  -----------------------------
                                  Timothy J.  Murtaugh, Chief Executive Officer



                                  PIPELINE
                                  SHAREHOLDERS:

                                  /s/ Timothy J.  Murtaugh
                                  -----------------------------
                                  Timothy J.  Murtaugh



                                  /s/ Robert L. Maige
                                  -----------------------------
                                  Robert L. Maige


                                  WALLSTREET
                                  SHAREHOLDERS


                                  /s/ Raymond E. McElhaney
                                  ---------------------------------------
                                  Raymond E. McElhaney


                                  /s/ Bill M. Conrad
                                  ---------------------------------------
                                  Bill M. Conrad